UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 802-1989

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2025, Rein Therapeutics, Inc. (the “Company”) entered into privately negotiated letter agreements with certain holders of outstanding warrants to purchase the Company’s common stock, par value $0.001 per share (“Common Stock”) that the Company originally issued on November 2, 2023 (the “2023 Warrants”) and certain holders of outstanding warrants to purchase the Company’s common stock that the Company originally issued on May 1, 2024 (the “2024 Warrants”). Pursuant to these letter agreements, these holders agreed to exercise for cash 2023 Warrants for the purchase of an aggregate of 159,500 shares of Common Stock and 2024 Warrants for the purchase of an aggregate of 743,429 shares of Common Stock at a reduced exercise price of $1.60 per share on or before April 24, 2025 in the case of the 2023 Warrants and May 1, 2025 in the case of the 2024 Warrants (the “Warrant Exercises”).

On April 21, 2025, the Company also entered into privately negotiated letter agreements with additional holders of the 2023 Warrants who agreed, in exchange for pre-funded warrants (the “Exchange Pre-Funded Warrants”) to purchase an aggregate of 1,939,000 shares of Common Stock at an exercise price of $0.001 per share, to surrender 2023 Warrants to purchase an aggregate of 1,939,000 shares of Common Stock to the Company for cancellation and make an aggregate cash payment of $1.599 per share into which the Exchange Pre-Funded Warrants are exercisable on or before April 24, 2025 (the “Warrant Exchanges”). In the Warrant Exchanges, entities affiliated with Bios Equity Partners, LP (“Bios Partners”) agreed to exchange 2023 Warrants to purchase an aggregate of 1,300,500 shares of Common Stock plus the required cash for Exchange Pre-Funded Warrants.

In addition, on April 21, 2025, an entity affiliated with Bios Partners (the “Bios Purchaser”) agreed to purchase additional pre-funded warrants to purchase 312,695 shares of the Common Stock in a private placement (the “Placement Pre-Funded Warrants” and together with the Exchange Pre-Funded Warrants, the “Pre-Funded Warrants”) pursuant to a subscription agreement (the “Subscription Agreement”), at a price of $1.599 per share underlying the Placement Pre-Funded Warrants (the “Private Placement”, and together with the Warrant Exercises and the Warrant Exchanges, the “Transactions”). The Private Placement is expected to close on or about April 24, 2025.

The Company expects to receive aggregate gross proceeds of approximately $5.05 million from the Transactions.

The Pre-Funded Warrants are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Under the terms of the Pre-Funded Warrants, the Company shall not effect the exercise of any portion of any Pre-Funded Warrant, and a holder shall not have the right to exercise any portion of any Pre-Funded Warrant, to the extent that after giving effect to such exercise, the holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates), would beneficially own in excess of a percentage elected by the holder up to 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. However, any holder may, upon written notice to the Company, increase or decrease such percentage to any other percentage not in excess of 19.99%; provided that any increase or decrease in such percentage will not be effective until 61 days after such notice is delivered to the Company.

In connection with the Private Placement, the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Bios Purchaser. Pursuant to the Registration Rights Agreement, the Company has agreed that it will prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 90 calendar days following the date on which the Bios Purchaser has informed the Company that Bios Partners and its affiliates beneficially owns more than 9.99% of the outstanding shares of common stock or the voting power of the Company (the “Filing Deadline”). The Company will use its commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline.

Under the Registration Rights Agreement, the Company has also agreed, among other things, to indemnify the Bios Purchaser, its officers, directors, agents, partners, members, managers, stockholders, affiliates and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for Bios Partners, except for reasonable and documented fees and expenses in an amount not to exceed $30,000 in connection with the review of the registration statement) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the Pre-Funded Warrants, the letter agreements, the Subscription Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the forms of the Pre-Funded Warrants and letters agreements, the Subscription Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the letter agreements, the Subscription Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the letter agreements, the Subscription Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

The descriptions of the Transactions, including the description of the Pre-Funded Warrants, in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. Based in part upon the representations of the participants in the Warrant Exchanges in the applicable letter agreements and the Bios Purchaser in the Subscription Agreement, the offering and sale of the Pre-Funded Warrants in the Warrant Exchanges and the Private Placement will be consummated pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Pre-Funded Warrants to be issued in the Warrant Exchanges and the Private Placement have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Each holder participating in the Warrant Exchanges and the Bios Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) under the Securities Act, and that it is acquiring the Pre-Funded Warrants to be issued in such transactions for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Transactions and the expected closing of the Transactions. Forward-looking statements may contain the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “seeks,” “estimates,” “assumes,” “predicts,” “projects,” “targets,” “will,” “may,” “would,” “could,” “should,” “continue,” “potential,” “focus,” “strategy,” “mission,” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of closing conditions related to the Transactions . There can be no assurance that the Company will be able to complete the Transactions on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant

10.1	Form of Inducement Letter

10.2	Form of Exchange Letter

10.3	Pre-Funded Warrant Subscription Agreement, dated as of April 21, 2025, between the Company and Bios Purchaser

10.4	Registration Rights Agreement, dated as of April 21, 2025, between the Company and Bios Purchaser

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2025	REIN THERAPEUTICS, INC.

	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer